EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

between

Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi

And

SMTP, Inc.

dated as of

January 9, 2013

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated as of January 9, 2013, is entered into between Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi, a Turkish corporation ("Seller") and SMTP, Inc., a Delaware corporation ("Buyer").

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the rights of Seller to the Purchased Assets (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01

Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules ("Disclosure Schedules") attached hereto (the "Purchased Assets"), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance ("Encumbrance"). Additionally, Seller, at its own discretion, may choose to provide Purchaser with one free month of technical support to assist Purchaser’s personnel with learning the systems of the Purchased Assets and migrating the Purchased Assets into its own servers and hardware. If Seller, at its own discretion, chooses to continue providing services, additional months shall be billed to the Purchaser at the rate of $3,000 per month for Seller’s developer to provide assistance to Purchaser during working hours on a top priority basis. In any event, Seller reserves the right not to provide any services at all, to cease provision of services any time and to change service rates freely, at its own discretion.

Section 1.02

Excluded Assets. No assets are excluded from the Purchased Assets.

Section 1.03

No Liabilities/Assumption of Liabilities. Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.04

Purchase Price. The aggregate purchase price for the Purchased Assets shall be $160,000 U.S. (the "Purchase Price")  The Buyer shall pay half of this Purchase Price to Seller at the signing of this Agreement and the remaining half at the Closing (as defined herein) in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.04 of the Disclosure Schedules.

Section 1.05

Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.05 of the Disclosure Schedules. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.]

Section 1.06

Withholding Tax. Buyer shall not be entitled to deduct and withhold from the Purchase Price any taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as added to the Purchase Price.

ARTICLE II
CLOSING

Section 2.01

Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place within one week following the execution of this Agreement (the "Closing Date"). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date at the offices of SMTP, Inc., One Broadway, 14th Floor, Cambridge, MA 02142USA. The Parties agree that due to the nature of the sale and purchase transaction governed by this Agreement, it is not possible to close the transactions contemplated by this Agreement in an instant. Upon execution of this Agreement and subject to receipt of half of the Purchase Price, the Seller will initiate the delivery of the Purchased Assets set out hereunder required for the Closing and within one week, upon completion of delivery of all Purchased Assets, the Closing shall occur and transactions set out in Section 2.02 (other than delivery of the Purchased Assets) shall be carried out.

Section 2.02

Closing Deliverables.

(a)

At the Closing, Seller shall deliver to Buyer the following:

(i)

a bill of sale in the form of Exhibit A hereto (the "Bill of Sale") and duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii)

an assignment and assumption agreement in the form of Exhibit B hereto/in form and substance satisfactory to Buyer (the "Assignment and Assumption Agreement") and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets;

(iii)

an assignments in the form of Exhibit C hereto (the "Intellectual Property Assignments") and duly executed by Seller, transferring all of Seller's right, title and interest in and to the trademark registrations and applications, copyright registrations and applications and domain name registrations included in the  Purchased Assets/Purchased IP (as defined herein)] to Buyer;

(iv)

 copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules;

(v)

tax clearance certificates from the taxing authorities in the jurisdictions that impose taxes on Seller or where Seller has a duty to file tax returns in connection with the transactions contemplated by this Agreement and evidence of the payment in full or other satisfaction of any taxes owed by Seller in those jurisdictions;

(vi)

a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(vii)

such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(b)

At the Closing, Buyer shall deliver to Seller the following:

(i)

remaining half of the Purchase Price;

(ii)

the Assignment and Assumption Agreement duly executed by Buyer; and

(iii)

a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01

Organization and Authority of Seller; Enforceability. Seller is a Turkish corporation duly organized, validly existing and in good standing under the laws of the Republic of Turkey. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02

No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. Seller has obtained all consents, approvals, waivers or authorizations required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, all as set forth in Section

3.02 of the Disclosure Schedules. Seller has obtained all consents, approvals, waivers or authorizations required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, all as set forth in Section 3.02 of the Disclosure Schedules.

Section 3.03

Title to Purchased Assets. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances.

Section 3.04

Condition of Assets. The Purchased Assets included in the Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.05

Intellectual Property.

(a)

"Intellectual Property" means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)

Section 3.05(b) of the Disclosure Schedules lists all Intellectual Property included in the Purchased Assets ("Purchased IP"). Seller owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.05(b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller's ownership thereof. For all such registered Intellectual Property, Section 3.05(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(c)

Seller's prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.06

Assigned Contracts. Section 3.05(b Section 3.06 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to and assumed by Buyer (the "Assigned Contracts"). Each Assigned Contract is valid and binding in accordance with its terms and is in full force and effect. None of Seller or, to Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.07

Permits. Section 3.07 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Purchased Assets (the "Transferred Permits"). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.08

Compliance With Laws Section 3.07Seller has complied, and is now complying, with all applicable country, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.09

Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation ("Action") of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.10

Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.11

Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01

Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.  Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02

No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03

Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.01

Public Announcements. Unless otherwise required by applicable law, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02

Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid (i) by Seller, if such taxes and fees are imposed by Turkish laws and (ii) by Buyer, if such taxes and fees are imposed by U.S. law, when due. Each party shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees and shall cooperate with each other, with respect thereto as necessary.

Section 5.03

Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

ARTICLE VI
INDEMNIFICATION

Section 6.01

Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of three months as of the Closing Date.

Section 6.02

Indemnification By Seller.  Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys' fees and disbursements, arising from or relating to:

(a)

any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b)

any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(c)

any Excluded Asset .

Section 6.03

Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.04

Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.05

Effect of Investigation. Buyer's right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement; provided, however, the Seller shall not be held responsible for any indemnification claim or other remedy for any fact, event and/or circumstance that the Sellerhas disclosed in writing to the Buyer prior to the Closing Date. and/or (ii) the Buyer should have been aware of had the Buyer shown due diligence.

Section 6.06

Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 6.07

Time Limitation. The rights and remedies provided in this Article VI are subject to a time limitation of three months as of the Closing Date. The parties hereby agree that upon lapse of such three months period, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall lapse and have no further effect.

ARTICLE VII,
MISCELLANEOUS

Section 7.01

Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	Gencler Cad. Ozdes Apt. 36/5 Bakirkoy Istanbul 34147 Turkey Telephone: +90 (212) 570 69 05 Facsimile: +90 (212) 543 67 30 E-mail: cem@octeth.com Attention: Cem Hurturk, CEO
with a copy to:	ARIKAN Legal Consultancy Telephone: +90 (212) 291 00 82 Facsimile: +90 (212) 291 00 83 E-mail: ali.arikan@arikan-law.com Attention: Av. Ali Ulvi Arikan, LL.M., Esq.

If to Buyer:	One Broadway, 14th Floor Cambridge, MA 02142 USA Telephone: 1-877-705-9362 Ext 777 Facsimile: (617) 507-8487 E-mail: semyon@semyon.com Attention: Semyon Dukach
with a copy to:	David M. Bovi, PA Telephone: 561-655-0665 Facsimile: 561-655-0693 E-mail: dmbpa@bellsouth.net Attention: David M. Bovi, Esq.

Section 7.03

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05

Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07

No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08

Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09

Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, USA without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 7.11

Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Massachusetts in each case located in the City of Cambridge and County of Middlesex, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.12

Waiver of Jury Trial.

Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.13

Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.14

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi
/s/ Mert Hurturk Witness Mert Hurturk	By /s/ Cem Hurturk Name: Cem Hurturk Title: Chief Executive Officer

SMTP, Inc.
/s/Alena Chuprakova Witness Alena Chuprakova	By /s/Semyon Dukach Name: Semyon Dukach Title: Chairman of the Board

Disclosure Schedules

Section 1.01 – Purchased Assets

4 servers co-located at sadecehosting.com.tr (Istanbul / Turkey)

•

Server #1 Windows 7 Pro, 12 GB RAM, 1TB HDD, Intel I7 2.13 GHz CPU

•

Server #2 Windows 7 Pro, 12 GB RAM, 500GB HDD, Intel I7 3GHz CPU

•

Server #3 Windows 7 Pro, 12 GB RAM, 1TB HDD, Intel I7 3GHz CPU

•

Server #4 Windows 7 Pro, 16 GB RAM, 1TB HDD, Intel I7 3.7GHz CPU

Some devices co-located at Octeth HQ (Istanbul / Turkey)

•

Apple Mac Mini (no keyboard, no mouse)

•

Apple Mac Mini (no keyboard, no mouse)

•

iPhone 3GS

•

iPad 1

•

Samsung Galaxy Tab

•

Windows XP, 2GB RAM, 250GB HDD, Intel Pentium 3GHz CPU

•

Windows XP, 2GB RAM, 250GB HDD, Intel Pentium 3GHz CPU

- Co-Located Servers

- Send the username/password of SadeceHosting data center control panel info

- Change the SadeceHosting data center account ownership from Octeth to SMTP, Inc.

- Send Remote Desktop login information of main host servers

- PreviewMyEmail.com website

- Change the ownership of PreviewMyEmail.com website from Octeth to SMTP, Inc.

- Send server SSH username/password to SMTP, Inc.

- Send MySQL username/password to SMTP, Inc.

- Send username/password of all email addresses that are being used on PreviewMyEmail.com

- CDN

- Send the username/password of CDN account at MaxCDN.com

- Domain

- Transfer PreviewMyEmail.com domain to SMTP, Inc.

- Office (providing remote access to devices listed below until they are moved to SMTP Datacenter/office)

- 1x iPad 1

- 1x iPhone 3GS

- 1x Samsung Galaxy Tab 1

- 2x Mac Mini

- 2x PC

- FastSpring & PayPal

- Cancellation of PayPal subscriptions on Octeth account

- Cancellation of FastSpring subscriptions on Octeth account

Section 1.04 – Wire Transfer Instructions

Payments under the Agreement will be divided into two equal portions and wire transfers for the payments will be sent to two different bank accounts as listed below:

Bank Account #1:

Account Owner:

Bank Name:

Branch Name and #:

Account Number:

Account IBAN:

Bank SWIFT Code:

Bank Account #2:

Account Owner:

Bank Name:

Branch Name and #:

Account Number:

Account IBAN:

Bank SWIFT Code:

Section 1.05 – Allocation of Purchase Price

The allocation of purchase price for both parties is considered to be as following:

• Class V assets: Equipment and Software code: $158,400

• Class VI Assets: Customer List, Domain name: $1,600

Section 3.02 – Consents, Approvals, Waivers, Authorizations

None

Section 3.05(b) – Intellectual Property

The following the trademark registrations and applications, together with the goodwill connected with the use of and symbolized thereby and all issuances, extensions and renewals thereof; copyright registrations, applications for registration and exclusive copyright licenses and all issuances, extensions and renewals thereof; and other forms of intellectual property, together with with the goodwill connected with the use of and symbolized thereby:

PreviewMyEmail - MaxCDN.com account (for CDN hosting)

PreviewMyEmail.com domain name

PreviewMyEmail.com website source code (frontend/backend)

PreviewMyEmail.com MySQL database and data

PreviewMyEmail.com scripts and tools for screen capturing

Section 3.06 – Assigned Contracts

Paid Customer Contracts (about 50)

Co-location contract - sadecehosting.com.tr

The following customer contracts, as of January 3, 2013:

Status Date	Product	Client ID	Source	Status Date	Product
23.12.2010	api_access	4c7	FastSpring	23.12.2010	api_access
23.12.2010	unlimited_tests	4c7	FastSpring	23.12.2010	unlimited_tests
27.01.2011	api_access	46x	FastSpring	27.01.2011	api_access
27.01.2011	unlimited_tests	46x	FastSpring	27.01.2011	unlimited_tests
28.01.2011	api_access	3x3	FastSpring	28.01.2011	api_access
28.01.2011	unlimited_tests	3x3	FastSpring	28.01.2011	unlimited_tests
13.02.2011	api_access	5f4	FastSpring	13.02.2011	api_access
17.02.2011	unlimited_tests	5f4	FastSpring	17.02.2011	unlimited_tests
18.04.2011	plus_plan	44n	FastSpring	18.04.2011	plus_plan
19.05.2011	reseller_api	5u3	FastSpring	19.05.2011	reseller_api
23.05.2011	plus_plan	48g	FastSpring	23.05.2011	plus_plan
25.05.2011	reseller_api	5uo	FastSpring	25.05.2011	reseller_api
26.05.2011	basic_plan	5u3	FastSpring	26.05.2011	basic_plan
31.05.2011	reseller_api	4hj	FastSpring	31.05.2011	reseller_api
02.06.2011	basic_plan	4hj	FastSpring	02.06.2011	basic_plan
22.06.2011	reseller_api	614	FastSpring	22.06.2011	reseller_api
13.07.2011	basic_plan	5x4	FastSpring	13.07.2011	basic_plan
26.07.2011	premium_plan	5uo	FastSpring	26.07.2011	premium_plan
04.09.2011	reseller_api	4py	FastSpring	04.09.2011	reseller_api
04.09.2011	basic_plan	4py	FastSpring	04.09.2011	basic_plan
14.09.2011	premium_plan	4pa	FastSpring	14.09.2011	premium_plan
21.12.2011	oempro_integration	4071	FastSpring	21.12.2011	oempro_integration
21.12.2011	oempro_integration	4072	FastSpring	21.12.2011	oempro_integration
16.01.2012	basic_plan	735	FastSpring	16.01.2012	basic_plan
31.01.2012	oempro_integration	4229	FastSpring	31.01.2012	oempro_integration
13.02.2012	reseller_api	75r	FastSpring	13.02.2012	reseller_api
13.02.2012	basic_plan	75r	FastSpring	13.02.2012	basic_plan

01.03.2012	basic_plan	6xh	FastSpring	01.03.2012	basic_plan
08.03.2012	api_access	488	FastSpring	08.03.2012	api_access
30.04.2012	basic_plan	7dz	FastSpring	30.04.2012	basic_plan
30.04.2012	reseller_api	7dz	FastSpring	30.04.2012	reseller_api
23.05.2012	basic_plan	5mn	FastSpring	23.05.2012	basic_plan
25.05.2012	reseller_api	6p5	FastSpring	25.05.2012	reseller_api
25.05.2012	premium_plan	6p5	FastSpring	25.05.2012	premium_plan
26.06.2012	basic_plan	7gy	FastSpring	26.06.2012	basic_plan
01.08.2012	basic_plan	7f0	FastSpring	01.08.2012	basic_plan
09.08.2012	basic_plan	7i9	FastSpring	09.08.2012	basic_plan
04.10.2012	oempro_integration	7m0	FastSpring	04.10.2012	oempro_integration
10.10.2012	oempro_integration	7k1	FastSpring	10.10.2012	oempro_integration
12.10.2012	premium_plan	6w9	FastSpring	12.10.2012	premium_plan
09.11.2012	basic_plan	7h1	FastSpring	09.11.2012	basic_plan
12.11.2012	oempro_integration	4073	FastSpring	12.11.2012	oempro_integration
20.11.2012	reseller_api	7m7	FastSpring	20.11.2012	reseller_api
30.11.2012	reseller_api	4956	FastSpring	30.11.2012	reseller_api
30.11.2012	basic_plan	4956	FastSpring	30.11.2012	basic_plan
04.12.2012	premium_plan	4891	FastSpring	04.12.2012	premium_plan
04.12.2012	reseller_api	4891	FastSpring	04.12.2012	reseller_api
18.12.2012	reseller_api	4871	FastSpring	18.12.2012	reseller_api
18.12.2012	basic_plan	4871	FastSpring	18.12.2012	basic_plan
27.06.2012	API + Unlimited	140	PayPal	27.06.2012	API + Unlimited
12.01.2012	API + Unlimited	115	PayPal	12.01.2012	API + Unlimited
15.10.2010	API + Unlimited	531		15.10.2010	API + Unlimited
07.10.2010	API + Unlimited	1272			07.10.2010
15.04.2010	API + Unlimited	116		PayPal	15.04.2010
22.03.2010	API + Unlimited	443	PayPal	22.03.2010	API + Unlimited
Status Date	Product	Client ID	Source	Status Date	Product

The Buyer understands and acknowledges that the above customer list may change at any given time. The customer list is current as of January 3, 2013 and may change (as reflected in the list of active subscriptions exported from Seller's FastSpring account and the PreviewMyEmail database) subsequent to the Closing Date.

Section 3.07 – Transferred Permits

None

Exhibit A

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi, a Turkish corporation ("Seller"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to SMTP, Inc., a Delaware corporation ("Buyer"), all of its right, title and interest in and to the Purchased Assets, as such term is defined in the asset purchase agreement, dated as of January 9, 2013 (the "Asset Purchase Agreement"), by and between Seller and Buyer, to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that Seller makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Asset Purchase Agreement.

Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed and transferred by this Bill of Sale.

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of January 9, 2013.

Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi, a Turkish corporation
/s/ Mert Hurturk Witness Mert Hurturk	By /s/ Cem Hurturk Name: Cem Hurturk Title: Chief Executive Officer

Exhibit B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement"), effective as of January 9, 2013 (the "Effective Date"), is by and between Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi, a Turkish corporation ("Seller") and SMTP, Inc., a Delaware corporation ("Buyer").

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of January 9, 2013 (the "Asset Purchase Agreement"), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller's duties and obligations under, the Assigned Contracts (as defined in the Asset Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Asset Purchase Agreement.

2.

Assignment and Assumption. Seller hereby sells, assigns, grants, conveys and transfers to Buyer all of Seller's right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller's duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller under the Assigned Contracts accruing on and after the Effective Date.

3.

Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

4.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, USA without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

5.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.

Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi
/s/ Mert Hurturk Witness Mert Hurturk	By /s/ Cem Hurturk Name: Cem Hurturk Title: Chief Executive Officer

/s/Alena Chuprakova Witness Alena Chuprakova	By /s/Semyon Dukach Name: Semyon Dukach Title: Chairman of the Board

Exhibit C

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement ("IP Assignment"), dated as of January 9, 2013, is made by Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi, a Turkish corporation ("Seller") and SMTP, Inc., a Delaware corporation ("Buyer").

WHEREAS, Seller and Buyer have entered into a certain Asset Purchase Agreement, dated as of January 9, 2013 (the "Asset Purchase Agreement").

WHEREAS, under the terms of the Asset Purchase Agreement, Seller has conveyed, transferred and assigned to Buyer, among other assets, the Purchased IP (as defined in the Asset Purchase Agreement), and has agreed to execute and deliver this IP Assignment, for recording with governmental authorities including, but not limited to, the US Patent and Trademark Office and the US Copyright Office;

NOW THEREFORE, the parties agree as follows:

1.

Assignment. In consideration for the execution of the Asset Purchase Agreement, the payment of the consideration stipulated in the Asset Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers and assigns to Buyer, and Buyer hereby accepts, all of Seller's right, title and interest in and to the Purchased IP, along with:

(a)

all rights of any kind whatsoever of Seller accruing under any of the Purchased IP provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

(b)

any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the Purchased IP; and

(c)

any and all claims and causes of action, with respect to any of the Purchased IP, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.

Recordation and Further Actions. Seller authorizes the the Commissioner for Trademarks and the Register of Copyrights and any other governmental officials to record and register this IP Assignment upon request by Buyer. Seller shall take such steps and actions following the date hereof, including the execution of any documents, files, registrations, or other similar items, to ensure that the Purchased IP is properly assigned to Buyer, or any assignee or successor thereto.

3.

Terms of the Asset Purchase Agreement. The terms of the Asset Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Purchased IP are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

4.

Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5.

Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.

Governing Law. This IP Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Oktet Bilişim Danışmanlık Organizayon Reklamcılık Limited Şirketi
/s/ Mert Hurturk Witness Mert Hurturk	By /s/ Cem Hurturk Name: Cem Hurturk Title: Chief Executive Officer
/s/Alena Chuprakova Witness Alena Chuprakova	By /s/Semyon Dukach Name: Semyon Dukach Title: Chairman of the Board